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                                                                    Exhibit 10.2

                                    GOVERNANCE AGREEMENT, dated as of July 30,
                           2004 (this "Agreement"), among BRITISH AMERICAN TOBACCO p.l.c., a public limited company incorporated under the laws of England and Wales ("BAT"), BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W"), and REYNOLDS AMERICAN INC., a North Carolina corporation ("Reynolds American").

            WHEREAS the respective Boards of Directors of BAT, B&W and Reynolds American have approved the execution, delivery and performance of this Agreement;

            WHEREAS B&W and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("RJR"), entered into the Business Combination Agreement dated as of October 27, 2003 (the "Combination Agreement"), and each of B&W, RJR, Reynolds American and certain of their affiliates will engage in the Transactions (as defined in the Combination Agreement);

            WHEREAS B&W will own approximately 42% of the outstanding shares of common stock, par value $0.01 per share, of Reynolds American (the "Common Stock") immediately following the completion of the Transactions; and

            WHEREAS BAT, B&W and Reynolds American desire to establish in this Agreement certain terms and conditions concerning the corporate governance of Reynolds American, the acquisition and disposition of securities of Reynolds American by BAT, B&W and their respective affiliates and other matters.

            NOW, THEREFORE, the parties hereto agree as follows:

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                             ARTICLE I. Definitions

            SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            An "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

            "Approval Termination Event" means (i) any wilful and deliberate action, or failure to take action, by Reynolds American or the Board of Directors that results in B&W failing to receive a material right provided for in Section 2.04(a), (b) or (d) or (ii) any wilful and deliberate action, or failure to take action, by Reynolds American or the Board of Directors relating to Section 2.04(c) that materially increases the likelihood of an adverse tax event or consequence to any Investor Party as a result of such action or failure to take action.

            "B&W" has the meaning set forth above.

            "B&W Counteroffer" means an offer by any Investor Party to acquire any and all of the outstanding Common Stock not beneficially owned by an Investor Party at the time of the offer (or such lesser number or percentage of shares of Common Stock (a) equal to (i) the percentage of Common Stock that is subject to acquisition pursuant to a Third Party Offer giving rise to B&W's ability to make such B&W Counteroffer (if the Board of Directors has approved, consented to or recommended (other than a negative recommendation) such Third Party Offer) less (ii) B&W's Percentage Interest at such time or (b) as may be approved by a majority of the Other Directors). Unless otherwise approved by a majority of the Other Directors prior to the acquisition of shares of Common Stock pursuant to a B&W Counteroffer, any B&W Counteroffer structured as a tender offer or other share purchase shall include a binding commitment (subject to any mandatory legal restrictions and requirements) by the offering party to acquire within one year of the closing of such tender offer or share purchase any Common Stock that remains outstanding at the time of such closing for consideration equal to or greater than the

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consideration paid in such tender offer or share purchase for the same class of
Common Stock less the percentage of Common Stock, if any, that B&W was not required to acquire pursuant to clause (a) above.

            "B&W Opco" means Brown & Williamson U.S.A., Inc., a North Carolina corporation.

            "B&W's Percentage Interest" means, as of any date of determination, the percentage of Voting Power (determined on the basis of the number of outstanding shares of Voting Stock, as set forth in the most recent SEC filing of Reynolds American prior to such date that contained such information) that is beneficially owned by the Investor Parties as of such date. For purposes of determining whether and to what extent an Investor Party is entitled to any right under this Agreement, Voting Stock acquired by any of them in breach of this Agreement will be excluded from any calculation of B&W's Percentage Interest.

            "BAT" has the meaning set forth above.

            "beneficial owner" and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated of the Exchange Act as in effect on the date of this Agreement.

            "Board" or "Board of Directors" means the Board of Directors of Reynolds American, except where the context requires otherwise.

            "Board Provisions" means Sections 2.01, 2.02, 2.03 and 2.06.

            "Closing" has the meaning assigned to such term in the Combination Agreement.

            "Combination Agreement" has the meaning set forth above.

            "Common Stock" has the meaning set forth above and, as the context may require, any other common stock of Reynolds American that may be issued from time to time.

            "Core Committee" has the meaning assigned to such term in Section 2.03(b).

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            "Corporate Governance and Nominating Committee" shall mean the
Corporate Governance and Nominating Committee of the Board of Directors or any successor committee thereto.

            "Deferral Period" has the meaning assigned to such term in Section 3.06.

            "Demand Registration" has the meaning assigned to such term in
Section 3.01(a).

            "Director" means a member of the Board of Directors.

            "Discriminatory Transaction" means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (a) impose material limitations on the legal rights of any Investor Party as a holder of a class of Voting Stock, including any action that would impose material restrictions without lawful exemption for the Investor Parties that are based upon the size of security holding, nationality of a security holder, the business in which a security holder is engaged or other considerations applicable to any Investor Party and not to holders of the same class of Voting Stock generally or (b) deny any material benefit to any Investor Party proportionately as a holder of any class of Voting Stock that is made available to other holders of that same class of Voting Stock generally.

            "Equity Security" means (a) any Common Stock or other Voting Stock,
(b) any securities of Reynolds American convertible into or exchangeable for Common Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by Reynolds American to acquire Common Stock or other Voting Stock.

            "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

            "GAAP" means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

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            "Independent Director" means a Director of Reynolds American who qualifies as an "independent director" of Reynolds American under (a) (i) NYSE Rule 303A(2), as such rule may be amended, supplemented or replaced from time to time, or (ii) if Reynolds American is not listed on the NYSE, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise) and (b) any other applicable law, rule or regulation mandating, or imposing as a condition to any material benefit to Reynolds American or any of its Subsidiaries, the independence of one or more members of the Board of Directors, excluding, in each case, requirements that relate to "independence" only for members of a particular Board committee or directors fulfilling a particular function. In addition, in order for a Director to be deemed to be an "Independent Director", (A) such Director shall not be, or at any time during the previous three years have been, a director, officer or employee of BAT or any of its subsidiaries (other than Reynolds American and its subsidiaries, if applicable) and (B) assuming for this purpose that such Director were a director of BAT (whether or not such Director actually is or has been a director of BAT), such Director would be considered to be an "independent director" of BAT under NYSE Rule 303A(2), as such rule may be amended, supplemented or replaced from time to time (provided that, with respect to this clause (B), (x) BAT shall be deemed to be a NYSE listed company, (y) any permitted delays for compliance or exceptions for foreign issuers under the NYSE rules shall be inapplicable and
(z) the fact that such Director is serving as a Director of Reynolds American shall be disregarded). The fact that a Person has been designated by B&W for nomination as an Investor Director pursuant to this Agreement will not, by itself, disqualify that person as an Independent Director if that person otherwise meets the criteria of an Independent Director.

            "Inspectors" has the meaning assigned to such term in Section
3.04(f).

            "Investor Director" means a Director who is designated for such position by B&W in accordance with Section 2.01.

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            "Investor Parties" means BAT and its Subsidiaries (other than, if
Reynolds American is a Subsidiary of BAT, Reynolds American and its
Subsidiaries).

            "Management Director" means a Director who is also an executive officer of Reynolds American.

            "Nominee Calculation Date" has the meaning assigned to such term in
Section 2.01(d).

            "NYSE" means the New York Stock Exchange, Inc.

            "Other Director" means an Independent Director that is not an Investor Director. In no event, however, will Andrew J. Schindler be deemed to be an Other Director.

            "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity, unincorporated organization or other entity.

            "Piggyback Registration" has the meaning assigned to such term in
Section 3.02.

            "Prior Year Net Income" means, as of any date of determination, Reynolds American's consolidated net income, prepared in accordance with GAAP, for the fiscal year immediately preceding such date for which financial statements have been made publicly available.

            "Records" has the meaning assigned to such term in Section 3.04(f).

            "Registrable Securities" means (a) all shares of Common Stock issued to B&W pursuant to the Combination Agreement or purchased by any Investor Party without breach of Article IV of this Agreement and held at any time by any Investor Party and (b) any securities issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or other similar distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement relating to such securities shall have been declared effective by the SEC and such

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securities shall have been disposed of by an Investor Party pursuant to such
Registration Statement; (ii) such securities have been disposed of by an Investor Party pursuant to Rule 144 promulgated under the Securities Act or
(iii) such securities may be disposed of within the next three months without registration under the Securities Act by the applicable Investor Party pursuant to Rule 144(k) promulgated under the Securities Act in an orderly manner without materially adversely affecting the price at which such securities can be sold, as reasonably determined by such Investor Party.

            "Registration Statement" has the meaning assigned to such term in
Section 3.01(a).

            "Reynolds American" has the meaning set forth above.

            "RJR" has the meaning set forth above.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

            "Significant Transaction" means any sale, merger, acquisition (including by way of tender offer or exchange offer), consolidation, dissolution, recapitalization or other business combination involving Reynolds American or any of its Subsidiaries pursuant to which more than 30% of the Voting Power or the consolidated total assets of Reynolds American would be acquired or received by any Person or 13D Group (other than Reynolds American or its Subsidiaries).

            "Standstill Percentage" means B&W's Percentage Interest immediately following the Closing (assuming the conversion of all shares of RJR common stock outstanding immediately prior to the Closing into the number of shares of Common Stock issuable upon surrender of the related certificates).

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            "Standstill Period" means the period from the date of this Agreement until the Standstill Termination Date.

            "Standstill Termination Date" means the earliest to occur of: (i) the date that is the tenth anniversary of the date of this Agreement or (ii) the date on which a Significant Transaction is consummated or occurs.

            A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

            "Third Party Offer" means a bona fide written offer to enter into a Significant Transaction by a Person other than an Investor Party or any other Person acting on behalf of, or who is part of a 13D Group with, any Investor Party, which offer is (a) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and (b) has not expired or been withdrawn.

            "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

            "Transaction Agreements" has the meaning assigned to such term in the Combination Agreement.

            "Unaffiliated Equity Holders" means holders of Equity Securities other than any Investor Party.

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            "Underwriter" means a securities dealer who purchases any
Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

            "Voting Power" means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

            "Voting Stock" means securities having the right to vote generally in any election of Directors of Reynolds American.

                        ARTICLE II. Corporate Governance

            SECTION 2.01. Composition of the Board of Directors. The composition of the Board of Directors and manner of selecting members thereof shall be as follows:

            (a) The Board of Directors shall be composed of 13 Directors. The number of such Directors may be increased only in accordance with Section 2.01(g).

            (b) Immediately following the Closing, the Directors shall be those individuals designated in accordance with Section 1.09 of the Combination Agreement and Exhibit H thereto and shall be classified as set forth on such Exhibit H.

            (c) Except as otherwise provided herein, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board of Directors):

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            (i) the Corporate Governance and Nominating Committee shall nominate for election one Management Director, who shall be the Chief Executive Officer or equivalent senior executive of Reynolds American;

            (ii) B&W shall have the right to designate for nomination by the Corporate Governance and Nominating Committee five Investor Directors, at least three of whom shall be Independent Directors and two of whom may be executive employees of any Investor Party, and each of whom shall be nominated for election by the Corporate Governance and Nominating Committee; and

            (iii) the Corporate Governance and Nominating Committee shall nominate for election the remaining Directors, each of whom shall be an Independent Director; provided, however, that the Corporate Governance and Nominating Committee may re-nominate Andrew J. Schindler for election to the Board of Directors without regard to whether he is an Independent Director.

                  (d) Notwithstanding anything in Section 2.01(c) to the contrary,

                  (i) if B&W's Percentage Interest, calculated as of the close of business on the last NYSE trading day of the month prior to the meeting in which the Corporate Governance and Nominating Committee selects Director nominees (the "Nominee Calculation Date"), falls below 32% but remains at least 27%, the Directors shall be nominated as set forth in Section 2.01(c) except B&W shall have the right to designate for nomination four Investor Directors, at least two of whom shall be Independent Directors and two of whom may be executive officers of any Investor Party;

                  (ii) if B&W's Percentage Interest, calculated as of the
            Nominee Calculation Date, falls below 27% but remains at least 22%, the Directors shall be nominated as set forth in Section 2.01(c) except B&W shall have the right to designate for nomination three Investor Directors, at least two of whom shall be Independent Directors and one of whom may be an executive officer of any Investor Party;

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                  (iii) if B&W's Percentage Interest, calculated as of the
            Nominee Calculation Date, falls below 22% but remains at least 15%, the Directors shall be nominated as set forth in Section 2.01(c) except B&W shall have the right to designate for nomination two Investor Directors, at least one of whom shall be an Independent Director and one of whom may be an executive officer of any Investor Party; and

                  (iv) if B&W's Percentage Interest, calculated as of the
            Nominee Calculation Date, falls below 15%, B&W shall no longer have the right to designate for nomination any Investor Director.

            (e) In connection with each meeting of the shareholders of Reynolds American in which Directors shall be elected, B&W shall have the right to designate for nomination a number of nominees for Director that together with the persons designated for nomination by B&W who are Directors in the classes not standing for election at such meeting equals the number of Investor Directors that B&W is entitled to designate for nomination pursuant to this
Section 2.01 as of the date of such meeting. Reynolds American shall cause each person designated for election in accordance with this Section 2.01 to be included in management's slate of nominees for such meeting.

            (f) B&W and the Board of Directors, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated, as the case may be, in accordance with this Section 2.01 by B&W or the Board of Directors, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. Such replacement for any Independent Director shall also be an Independent Director. The Board of Directors shall elect each person so designated.

            (g) Without limiting the generality of Section 2.01(c), in the event that the number of Investor Directors on the Board of Directors differs from the number that B&W has the right (and wishes) to designate pursuant to this Section 2.01, (i) if the number of Investor Directors exceeds such number, B&W shall promptly take all appropriate action to cause to resign that number of

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Investor Directors as is required to make the remaining number of such Investor
Directors conform to this Section 2.01 or (ii) if the number of Investor Directors otherwise is less than such number, the Board of Directors shall take all necessary action to create sufficient vacancies on the Board of Directors to permit B&W to designate the full number of Investor Directors that it is entitled (and wishes) to designate pursuant to this Section 2.01 (such action to include expanding the size of the Board of Directors, seeking the resignation of Directors or, at the request of B&W, calling a special meeting of the shareholders of Reynolds American for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, B&W shall designate the person to fill such vacancy in accordance with this Section 2.01, and the Board of Directors shall elect each person so designated. In the event that the number of Directors is increased pursuant to this Section 2.01(g), the Board of Directors shall cause the number of Directors to be reduced at the first available opportunity to comply with the number of Directors otherwise specified by Section 2.01(a).

            (h) Notwithstanding anything to the contrary in the foregoing, in no event will (i) the number of Investor Directors divided by the total number of Directors then comprising the Board exceed (ii) the number of Investor Directors which B&W is then entitled to designate pursuant to Sections 2.01(c) and (d) divided by 12, rounded up to the nearest whole number.

            (i) In the event that the Corporate Governance and Nominating Committee or the Board of Directors relies on Section 2.08 to exclude an Investor Director nominee from management's slate of nominees (or otherwise take adverse action with respect to any such Investor Director nominee, including failing to recommend the election of such Investor Director nominee), the Corporate Governance and Nominating Committee and the Board of Directors shall afford B&W a reasonable opportunity to select a replacement Investor Director nominee for inclusion, subject to Section 2.08, on management's slate of nominees.

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            SECTION 2.02. Solicitation and Voting of Shares. (a) Reynolds
American shall use its reasonable best efforts to solicit from its shareholders eligible to vote for the election of Directors proxies in favor of the nominees selected in accordance with Section 2.01.

            (b) In any election of Directors or any meeting of the shareholders of Reynolds American called expressly for the removal of Directors, so long as the Board of Directors will include after such meeting (assuming for this calculation that management's entire slate of nominees is elected at such meeting) the number of Investor Directors contemplated by Section 2.01, each Investor Party shall attend in person or by proxy for purposes of establishing a quorum and shall vote all their shares of Voting Stock (i) in favor of any nominee or Director selected in accordance with Section 2.01 and(ii) otherwise against the removal of any Director designated in accordance with Section 2.01; provided, however, that the Investor Parties will have no obligation under this sentence with respect to the election of Directors at a meeting of Reynolds American shareholders where a Person (other than Reynolds American, an Investor Party, a Person that is part of a 13D Group with any Investor Party or any Person on the behalf of any of them) has made a material effort to solicit proxies in favor of a different slate of nominees for election to the Board at such meeting. In any other matter submitted to a vote of the shareholders of Reynolds American, the Investor Parties may vote any or all of their shares in their sole discretion; provided, however, that in the event the approval of B&W shall be required with respect to such matter pursuant to Section 2.04(b) or 2.04(c) and such approval shall have been given, the Investor Parties shall vote to approve such matter at any meeting of shareholders held in connection therewith.

            (c) Each Investor Party hereby appoints Reynolds American and any designee of Reynolds American, each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution (i) to vote or act by written consent with respect to all of B&W's Voting Stock which it has the right to vote pursuant to the first sentence of Section 2.02(b) or the proviso to the second sentence of Section 2.02(b) and (ii) to sign its name (as shareholder) to any consent, certificate or other

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document relating to Reynolds American that the law of the State of North
Carolina may permit or require in connection with any matter referred to in clause (i). This proxy is given to secure the performance of the duties of each Investor Party under this Agreement, and its existence will not be deemed to relieve any Investor Party of its obligations under Section 2.02(b). Each Investor Party affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 6.11, whereupon such proxy and power of attorney shall automatically terminate. Each Investor Party shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. For Voting Stock as to which any Investor Party is the beneficial but not the record owner, each Investor Party will cause any record owner of such Voting Stock to grant Reynolds American a proxy to the same effect as that contained herein. Each Investor Party represents that any proxy heretofore given in respect of such Voting Stock is not irrevocable, and hereby revokes any and all such proxies. This Section 2.02(c) shall not limit any Investor Party's right to vote pursuant to the second sentence of Section 2.02(b) (other than pursuant to the proviso thereof) or pursuant to the proviso to the first sentence of Section 2.02(b) and shall not operate to grant any proxy to any Person in connection therewith.

            (d) B&W agrees that it will take all action as a shareholder of Reynolds American, or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

            SECTION 2.03. Committees. (a) Subject to the general oversight and authority of the Board of Directors under applicable law, the Board of Directors shall establish, empower and maintain the committees of the Board of Directors contemplated by this Section 2.03.

            (b) The following committees shall be established, empowered and maintained by the Board of Directors at all times during the term of this
Agreement: (i) an Audit Committee, (ii) a Corporate Governance and Nominating Committee and (iii) a Compensation Committee (collectively, the "Core Committees"). Each of the Audit Committee, the Nomination and Governance Committee and the

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Compensation Committee shall consist solely of Independent Directors. Investor
Directors shall serve on each committee of the Board of Directors, and the number of Investor Directors on a committee of the Board of Directors shall be not less than (x) the number of Investor Directors at such time divided by (y) the total number of Directors at such time multiplied by (z) the number of Directors serving on such committee, rounded to the nearest whole number, with B&W selecting the Investor Directors that will serve on each committee of the Board, subject to the requirements set forth herein; provided, however, that (i) each of the committees named in this Section 2.03(b) shall have not less than five Directors on such committee and (ii) so long as there are any Investor Directors serving on the Board of Directors, at least one Investor Director shall serve on each committee of the Board of Directors. Notwithstanding the foregoing, an Investor Director shall not serve on any committee if such service would violate mandatory legal or listing requirements (or law, rule or regulation requiring committee member independence as a condition to a material benefit to Reynolds American or any of its Subsidiaries) concerning the independence of directors; provided, however, that Reynolds American shall take all reasonable efforts to avoid any such disqualification.

            (c) The Board of Directors may establish such other committees as it deems necessary or desirable, provided that such committees are established in compliance with the terms of this Agreement (including the proportionality requirement set forth in Section 2.03(b)).

            (d) The Board of Directors shall designate an Investor Director or an Other Director to replace any disqualified Investor Director member or Other Director member, respectively, of any committee. In the event that any Investor Director or Other Director ceases to serve on any committee of the Board of Directors and, after a reasonable time, no successor to such Director is designated in accordance with the terms hereof to serve on such committee, the number of members of such committee may be temporarily reduced if such reduction does not (and no such reduction is intended to) result in a change of the relative authorities and representation within such

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committee among the Investor Directors (taken as a group) and the Other
Directors (taken as a group).

            (e) In the event that the Board of Directors or any committee thereof relies on Section 2.08 to exclude an Investor Director from serving on a committee on which such Investor Director is qualified to serve, the Board of Directors and any such committee shall permit B&W to designate another Investor Director, subject to Section 2.08, to serve as a member of such committee.

            SECTION 2.04. Approval Required for Certain Actions. (a) The approval of a majority of the Investor Directors shall be required for the Board of Directors to approve or authorize, and for Reynolds American or any of its Subsidiaries to do, any of the following (in addition to any other Board or shareholder approval required by any law, rule or regulation or the constituent documents of Reynolds American):

            (i) if, at the time of such approval, authorization or action, B&W's Percentage Interest has not fallen below 32%, issue any Equity Securities, or any securities convertible into or exercisable for Equity Securities, in any transaction or series of related transactions if such issuance would require the approval of Reynolds American's shareholders under NYSE Rule 312.03(c) as in effect of the date of this Agreement (assuming the "20 percent" threshold set forth therein were, instead, "5 percent" and disregarding the exceptions set forth therein); or

            (ii) if, at the time of such approval, authorization or action, B&W's Percentage Interest has not fallen below 25%, repurchase Common Stock pursuant to self-tender offers, stock repurchase programs, open market transactions or otherwise; provided, however, that Reynolds American and its Subsidiaries may (x) repurchase Common Stock from employees or former employees pursuant to the terms and conditions of Reynolds American's employee stock plans, (y) on or after the first anniversary of the Closing, repurchase Common Stock if the dividends declared (and, to the extent the payment date has occurred, paid) on Common Stock during each of the preceding four fiscal

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      quarters has equaled or exceeded 18.75% of the Prior Year Net Income applicable at the time that any such dividend was declared and (z) repurchase Common Stock to comply with the requirements of Section 2.04(d).

            (b) The approval of B&W, as shareholder, such approval, if given, not to be unreasonably delayed, shall be required for Reynolds American or any of its Subsidiaries to do or effect any of the following (in addition to any other Board or shareholder approval required by any law, rule, regulation or the constituent documents of Reynolds American):

            (i) the entry by Reynolds American or any of its Subsidiaries into any Discriminatory Transaction;

            (ii) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition (by merger or otherwise) (collectively, a "disposition") by Reynolds American or any of its Subsidiaries (in one transaction or a series of transactions) of any of Reynolds American's intellectual property relating to the brands set forth on Schedule 2.04, other than any disposition to a wholly-owned Subsidiary of Reynolds American or any disposition that (A) occurs in connection with creating or granting any liens to a third party that is not an affiliate of Reynolds American in connection with a bona fide financing, (B) arises as a matter of law or occurs pursuant to a court order, (C) occurs as a result of the acquisition of all outstanding Equity Securities by any Person (including by way of merger, tender or exchange offer or any similar transaction) or all or virtually all of the assets of Reynolds American and its Subsidiaries or (D) if B&W's Percentage Interest has fallen below 32%, occurs as a result of the acquisition of a majority of the Voting Power of all outstanding Voting Stock by any Person (including by way of merger, tender or exchange offer or similar transaction);

            (iii) any amendment to the Articles of Incorporation or By-Laws of Reynolds American or to the charter of any committee of the Board of Directors, in each case which amendment would conflict in any material respect with the provisions of this Agreement, or any amendment or repeal of Section 2.03 of the By-Laws of Reynolds American or Article Eighth, Section 8 of the Articles of Incorporation of Reynolds American, in each case as in effect as of the Closing; or

            (iv) the adoption or implementation of any takeover defense measures (including a rights plan) that would apply to the acquisition of beneficial ownership of any Equity Securities by any Investor Party; provided, however, that Reynolds American may enter into a Rights Agreement in the form of Exhibit C to the Combination Agreement and may enter into any replacement or extension thereof in the form of such Exhibit C.

            (c) The approval of B&W, as shareholder, such approval, if given, not to be unreasonably delayed, shall be required for Reynolds American or any of its Subsidiaries to do or effect any of the following prior to the fifth anniversary of the date of this Agreement(in addition to any other Board or shareholder approval required by any law, rule, regulation or the constituent documents of Reynolds American):

            (i) effect any transaction or take any action that is reasonably likely to be inconsistent with the representations, facts or assumptions set forth in the B&W Tax Ruling (as defined in the Combination Agreement) or materially inconsistent with the representations, facts or assumptions set forth in the materials submitted to the Internal Revenue Service in seeking the B&W Tax Ruling; provided, however, that for purposes of this
      Section 2.04(c)(i), if a representation, fact or assumption set forth in the B&W Tax Ruling or the materials submitted to the Internal Revenue Service in seeking the B&W Tax Ruling indicated that a party had no plan or intention to effect a particular transaction or take a particular action, effecting such transaction or taking such action after the Closing (as defined in the Combination Agreement) will be deemed to be inconsistent with such plan or intention representation, fact or assumption; or

            (ii) effect any other transaction or take any other action that, in the opinion of Cravath, Swaine & Moore LLP or other nationally recognized B&W tax counsel, had such transaction or action been effected at Closing, would more likely than not have prevented the Asset Contribution and Assumption of Liabilities, on the one hand, or the B&W Opco Stock Contribution and the Merger (as those terms are defined in the Combination Agreement), on the other hand, from qualifying as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended.

In addition, B&W and Reynolds American shall cooperate in good faith, and shall cause their respective officers, directors, affiliates, employees, agents, auditors and representatives to cooperate in good faith, in all matters relating to Taxes (as defined in the Combination Agreement), including by maintaining and making available to each other all books and records necessary in connection with Taxes.

            (d) If, on or prior to June 30, 2005, Reynolds American issues Common Stock upon exercise of any option, warrant or other security relating to Common Stock or otherwise issues Common Stock (restricted or otherwise) to any of its directors, officers, employees or consultants, then prior to or within a reasonable period after such issuance (but in any event not later than the end of such fiscal quarter in which such issuance occurs), Reynolds American will repurchase a number of shares of outstanding Common Stock so that the number of outstanding shares of Common Stock are not increased by such issuance; provided, however, that (i) Reynolds American will not be required to repurchase such shares, if, at the time of such issuance, B&W's Percentage Interest has fallen below 25% and (ii) Reynolds American will not be required to repurchase the first 241,414 shares that are so issued.

            SECTION 2.05. Financial Statements. As soon as reasonably practicable following the end of each fiscal quarter and fiscal year, Reynolds American shall furnish to B&W and BAT the consolidated financial statements of Reynolds American (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available). Each of Reynolds American, B&W and BAT shall use its reasonable best efforts to assist the other party with respect to the timeliness of filing, releasing or posting the other party's respective financial disclosure documents. Reynolds American shall cooperate with and assist BAT and B&W in the translation of Reynolds American's financial statements in order to conform such financial statements to applicable international accounting standards and shall otherwise provide BAT and B&W with access to information necessary in connection with such financial statements.

            SECTION 2.06. Articles of Incorporation and By-Laws. The Board of Directors of Reynolds American shall take or cause to be taken all lawful action necessary to ensure at all times that Reynolds American's Articles of Incorporation and By-Laws are not at any time inconsistent in any material respect with the provisions of this Agreement.

            SECTION 2.07. Interested Transactions. The approval by a majority of the Other Directors shall be required (in addition to any other Board or shareholder approval required by any law, rule or regulation) for Reynolds American or any of its Subsidiaries to enter into or effect, or agree to enter into or effect, any material contract or transaction between or involving Reynolds American or any of its Subsidiaries, on the one hand, and any Investor Party, on the other hand, the terms of which are not governed by a pre-existing agreement to which Reynolds American or any of its Subsidiaries is a party or a provision of Reynolds American's Articles of Incorporation or By-Laws.

            SECTION 2.08. Fiduciary Duties. Nothing in Section 2.01, 2.02, 2.03 or 2.06 shall be deemed to require the Board of Directors or any committee or member thereof to take any action or refrain from taking any action, or result in a breach of Sections 2.01, 2.02, 2.03 or 2.06 by reason of the failure to take such action or the failure to refrain from taking such action, as the case may be, if the Board of Directors, such committee or Director determines in good faith (after consideration of specific written advice of outside legal counsel, which advice will be provided to B&W) that taking such action or refraining from taking such action, as the case may be, would cause a violation of his or her fiduciary duties to shareholders, including B&W and its affiliates, under applicable law. This Section 2.08 shall not be interpreted to create any fiduciary obligation that would not exist in the absence of this Section 2.08.

            SECTION 2.09. Change in Law. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties' intention set forth herein.

            SECTION 2.10. Changes in B&W's Percentage Interest Attributable to Issuances of Common Stock. To the extent that any decrease in B&W's Percentage Interest is attributable to issuances of Equity Securities by Reynolds American (as opposed to dispositions of Equity Securities by any Investor Party), such decrease will not be taken into account in determining whether B&W's Percentage Interest has fallen below any of the thresholds for B&W's Percentage Interest set forth in this Article II.

                        ARTICLE III. Registration Rights

            SECTION 3.01. Registration. (a) At any time and from time to time following the first anniversary of the date of this Agreement, Reynolds American agrees that upon the written request of any Investor Party holding Registrable Securities (a "Demand Registration"), it will as promptly as reasonably practical prepare and file a registration statement (a "Registration Statement") under the Securities Act as to the number of shares of Registrable Securities specified in such request; provided, however, that (i) Reynolds American shall not be obligated to effect more than two Demand Registrations in any eighteen-month period, (ii) the Registrable Securities for which a Demand Registration has been requested by any Investor Party holding Registrable Securities shall have a value (based on the average closing price per share of Common Stock for the ten trading days preceding the delivery of B&W's request for such Demand Registration) of not less than $100,000,000 and (iii) Reynolds American shall not be required to file a shelf Registration

Statement pursuant to Rule 415 of the Securities Act under this Section 3.01. Each such request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be offered for sale and shall also specify the intended method of distribution thereof; provided, however, that the Investor Parties may change such number if such change shall not materially adversely affect the timing or success of the offering, so long as such change does not result in less than $100,000,000 of Registrable Securities being included in the Registration Statement.

            (b) Reynolds American agrees to use its reasonable best efforts (i) to cause any Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof and (ii) to keep such Registration Statement effective for a period of not less than 90 days, or, if earlier, the period sufficient to complete the distribution of the Registrable Securities. Reynolds American further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by Reynolds American for such Registration Statement or by the instructions applicable to such registration form, (C) as may be required by the Securities Act or the rules and regulations thereunder or (D) as may be reasonably requested in writing by B&W or any Underwriter for B&W. Reynolds American agrees to furnish to B&W copies of any such supplement or amendment prior to its being used or filed with the SEC. Upon the expiration of the time period set forth in clause (ii) above, a Demand Registration Statement shall count as a Demand Registration Statement for purposes of determining when future Demand Registrations which can be requested pursuant to this Section 3.01, except to the extent set forth in paragraph (e) below.

            (c) In the event an offering of shares of Registrable Securities involves one or more Underwriters, B&W shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally-recognized investment banks reasonably agreed to between Reynolds American and B&W.

            (d) Notwithstanding the foregoing provisions of this Section 3.01, B&W may not request a Demand Registration within the 90-day period after a Registration Statement for Common Stock has been filed by Reynolds American (for its own account or for any other security holders) with and declared effective by the SEC, unless such Registration Statement has been withdrawn; provided, however, the forgoing limitation will not apply if an Investor Party holding Registrable Securities was not given the opportunity, in accordance with Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(d).

            (e) Any Investor Party holding Registrable Securities included in a Registration Statement shall be permitted to remove all or any part of the Registrable Securities held by it from any Registration Statement at any time prior to the effective date of the Registration Statement covering such Registrable Securities; provided, however, that such Demand Registration shall nonetheless count as a Demand Registration for purposes of determining when future Demand Registrations can be requested pursuant to this Section 3.01, unless B&W reimburses Reynolds American for all Registration Expenses incurred by Reynolds American in connection with such withdrawn Demand Registration.

            SECTION 3.02. Piggyback Registration. If Reynolds American proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock for (a) Reynolds American's own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any of its holders of Common Stock pursuant to a demand registration requested by such holders, then Reynolds American shall give written notice of such proposed filing to B&W as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer any Investor Party holding Registrable Securities the opportunity to register such number of shares of Registrable Securities as B&W and its affiliates may request on the same terms and conditions as Reynolds American's or such holder's Common Stock (a "Piggyback Registration"). Reynolds American shall control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering shall be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, Reynolds American shall select the lead Underwriter and any additional Underwriters in connection with such offering.

            SECTION 3.03. Reduction of Offering. Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 3.01 or Section 3.02 delivers a written opinion to Reynolds American that the number of shares of Common Stock (including all Registrable Securities) that B&W, Reynolds American and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the number of shares of Common Stock to be included in the Registration Statement for the account of B&W, Reynolds American and any other Persons shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in any such Registration Statement to the amount recommended by such lead Underwriter; provided, however, that (a) priority in the case of a Demand Registration pursuant to Section 3.01 shall be
(i) first, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor Parties, allocated pro rata among them in accordance with the number of Registrable Securities held by each of them so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities initially proposed to be offered by Reynolds American for its own account and (iii) third, pro rata among any other securities of Reynolds American requested to be registered by the holders thereof pursuant to a contractual right of registration so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (b) priority in the case of a Piggyback Registration initiated by Reynolds American for its own account pursuant to Section 3.02 shall be (i) first, securities initially proposed to be offered by Reynolds American for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor Parties, allocated pro rata among them in accordance with the number of registrable securities held by each of them so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, and (iii) third, pro rata among any other securities of Reynolds American requested to be registered pursuant to a contractual right of registration and (c) priority with respect to inclusion of securities in a Registration Statement initiated by Reynolds American for the account of holders other than any Investor Party pursuant to demand registration rights afforded such holders shall be (i) first, securities offered for the account of such holders so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities offered by Reynolds American for its own account, (iii) third, the Registrable Securities offered for the account of the Investor Parties and (iv) fourth, pro rata among any other securities of Reynolds American requested to be registered pursuant to a contractual right of registration. Until such time as B&W owns less than 15% of the outstanding Common Stock of Reynolds American, Reynolds American shall not enter into any contractual arrangements that would conflict with the priorities set forth in the proviso to the preceding sentence.

            SECTION 3.04. Registration Procedures. Subject to the provisions of
Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, Reynolds American will as promptly as reasonably practicable:

            (a) furnish to B&W, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to the Registration Statement and such other documents in such quantities as B&W may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

            (b) use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as B&W reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable B&W to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that Reynolds American will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (c) notify B&W, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Reynolds American will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (d) use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Reynolds American to enable B&W to consummate the disposition of the Registrable Securities; provided, however, that Reynolds American will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (e) enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to Reynolds American) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

            (f) make available for inspection by B&W, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for B&W and the Underwriter and any accountant or other agent retained by B&W or any such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Reynolds American (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Reynolds American and its Subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that Reynolds American determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) Reynolds American may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to Reynolds American a written agreement, in form and substance reasonably satisfactory to Reynolds American, pursuant to which such Inspector agrees to the confidential treatment of such Records;

            (g) use its reasonable best efforts to obtain and deliver to the Underwriters and the Investor Parties a comfort letter from the independent public accountants for Reynolds American in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Investor Parties may reasonably request;

            (h) use its reasonable best efforts to obtain and deliver to the Underwriters and the Investor Parties a 10b-5 statement and legal opinions from Reynolds American's counsel in customary form and covering such matters as customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Investor Parties may reasonably request;

            (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities
      Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

            (j) use its reasonable best efforts to cause all Registrable Securities to be listed or quoted on the NYSE and each other securities exchange or automated quotation system on which similar securities issued by Reynolds American are listed or quoted.

            SECTION 3.05. Conditions to Offerings. The obligations of Reynolds American to take the actions contemplated by Sections 3.01, 3.02 and 3.04 with respect to an offering of Registrable Securities shall be subject to the following conditions:

            (a) the Investor Parties shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities;

            (b) B&W shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act;

            (c) Reynolds American may require B&W to furnish to Reynolds American such information regarding B&W or the distribution of the Registrable Securities as Reynolds American may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws; and

            (d) in any underwritten offering pursuant to Section 3.01 or Section
      3.02 hereof, any Investor Party including Registrable Securities in a Registration Statement, together with Reynolds American, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings, including, custody agreements, powers of attorney and indemnification provisions relating to information provided in writing by an Investor Party.

Any Investor Party holding Registrable Securities agrees that, upon receipt of any notice from Reynolds American of the happening of any event of the kind described in

Section 3.04(c) hereof or a condition described in Section 3.06 hereof, B&W will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the sale of such shares of Registrable Securities until B&W's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(c) hereof or notice from Reynolds American of the termination of the Deferral Period and, if so directed by Reynolds American, will promptly deliver to Reynolds American all copies (other than any permanent file copies then in B&W's possession) of the most recent prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

            SECTION 3.06. Black-out Period. Reynolds American's obligations pursuant to Sections 3.01 and 3.02 hereof shall be suspended if compliance with such obligations would (a) violate applicable law or (b) require Reynolds American to disclose a material financing, acquisition or other corporate development, and the proper officers of Reynolds American have determined, in the good faith exercise of their reasonable business judgment, that such disclosure is not in the best interests of Reynolds American; provided, however, that any such suspension shall not exceed 60 days and all such suspensions shall not exceed 120 days in any twelve-month period (the "Deferral Period"). Reynolds American shall promptly give B&W written notice of any such suspension containing the approximate length of the anticipated delay, and Reynolds American shall notify B&W upon the termination of the Deferral Period.

            SECTION 3.07. Registration Expenses. All fees and expenses incident to Reynolds American's performance of or compliance with the registration obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses of Reynolds American, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for Reynolds

American and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by Reynolds American, will be borne by Reynolds American. Any Investor Party or any other Person registering Registrable Securities will bear and pay any underwriting discounts and commissions applicable to securities offered for its or its affiliates' account, transfer taxes and fees and expenses of its counsel.

            SECTION 3.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to Section 3.01 or 3.02 hereof, Reynolds American agrees to indemnify, to the fullest extent permitted by law, B&W, its affiliates, their directors, officers and shareholders and each Person who controls B&W (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that Reynolds American shall not be required to indemnify B&W, its affiliates, their officers, directors, shareholders or controlling Persons for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and in conformity with any information with respect to B&W or such other parties furnished to Reynolds American in writing by B&W or such other parties expressly for use therein. In connection with an underwritten offering, Reynolds American will indemnify each Underwriter, the officers and directors of such Underwriter, and each Person who controls such Underwriter (within the meaning of either the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of B & W; provided, however, that such Underwriter agrees to indemnify Reynolds American to the same extent as provided below with respect to the indemnification of Reynolds American by B&W. Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 3.08 shall not inure to the benefit of any Investor Party, any other holder of Registrable Securities or any Underwriter from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that any Investor Party or any Underwriter sold Registrable Securities to such a Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale (provided Reynolds American shall have previously furnished a sufficient number of copies thereof on a timely basis to the Investor Parties, any such holder and each Underwriter, as the case may be, in accordance herewith) and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

            (b) In connection with any Registration Statement, the Investor Parties holding Registrable Securities, as the case may be, will furnish to Reynolds American in writing such information and affidavits with respect to the Investor Parties holding Registrable Securities, as the case may be, as Reynolds American reasonably requests, including, but not limited to, information relating to the Investor Parties, as the case may be, for use in connection with any such Registration Statement, prospectus or preliminary prospectus and agrees to indemnify Reynolds American, its directors, its officers who sign the Registration Statement and each Person, if any, who controls Reynolds American (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from Reynolds American to B&W, but only with respect to information relating to B&W or such other holders of Registrable Securities, as the case may be, furnished to Reynolds American in writing by B&W expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.08(a) or (b), such Person (hereinafter called the indemnified party) shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 3.08(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in this Section 3.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3.08, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties agree that it would not be just and equitable if contribution pursuant to this Section 3.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 3.08(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            If indemnification is available under this Section 3.08, the indemnifying party shall indemnify each indemnified party to the full extent provided in Sections 3.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.08(d).

            SECTION 3.09. Rule 144. For so long as Reynolds American is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, Reynolds American agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as B&W reasonably may request, all to the extent required from time to time to enable the Investor Parties to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of B&W, Reynolds American will deliver to B&W a written statement as to whether it has complied with such requirements.

            SECTION 3.10. Lockup. If and to the extent requested by the managing Underwriters of an underwritten public offering of equity securities of Reynolds American, Reynolds American and B&W agree not to effect, and to cause their respective affiliates not to effect, except as part of such registration, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or of a similar security of Reynolds American, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven-day period prior to and during such period that the lead Underwriter may reasonably request, no greater than 90 days, beginning on the effective date of such registration.

            SECTION 3.11. Termination of Registration Rights. The registration rights contained in this Article III shall terminate on the date on which all shares of Common Stock subject to this Agreement cease to be Registrable Securities. Notwithstanding the forgoing, the registration rights contained in this Article III shall terminate in any event with respect to any Investor Party or any other holder of Registrable Securities when any such holder no longer owns any Registrable Securities. In addition, even if the registration rights contained in this Article III are no longer in effect, in the event that an Investor Party intends to dispose of a significant number of Common Shares and such disposition could reasonably be expected to have an adverse impact on the trading price of shares of Common Stock or otherwise have an adverse impact on the market for Common Stock, Reynolds American and the Investor Parties shall cooperate in connection with such disposition and shall take commercially reasonable efforts to mitigate the adverse effects of any such disposition; provided, however, that nothing in this sentence shall be deemed to restrict an Investor Party in connection with the sale of any Common Stock (including the size or timing of such disposition).

   ARTICLE IV. Limitations on Purchases of Equity Securities and Other Actions

            SECTION 4.01. Purchases of Equity Securities. Except for the acquisition of shares of Common Stock pursuant to the Combination Agreement and subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities. Equity Securities acquired pursuant to this Article IV shall be subject to all of the terms, covenants and conditions of this Agreement.

            SECTION 4.02. Additional Limitations. Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not:

            (a) seek, make or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination or any dissolution, liquidation, restructuring, recapitalization or similar transaction in each case involving Reynolds American or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Reynolds American or any of its Subsidiaries;

            (b) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a "solicitation", except to the extent required by applicable law, rule, regulation or order (including any applicable rule, regulation or order of a self-governing authority, such as the New York Stock Exchange, the UK Listing Authority and the UK Panel on Takeovers and Mergers);

            (c) form, join or in any way participate in a 13D Group with respect to any Voting Stock (other than a 13D Group composed of the Investor Parties);

            (d) grant any proxies with respect to any Voting Stock to any Person (other than as recommended by the Board of Directors) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

            (e) seek, alone or in concert with other Persons, additional representation on the Board of Directors or seek the removal of any member of the Board that is not an Investor Director or a change in the composition or size of the Board of Directors that is inconsistent with this Agreement;

            (f) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing; or

            (g) request, propose or otherwise seek any amendment or waiver of the provisions of Article IV.

            SECTION 4.03. Standstill Exceptions. Notwithstanding Sections 4.01 and 4.02:

            (a) during the Standstill Period, the Investor Parties may acquire beneficial ownership of additional Equity Securities if, after giving effect to any such acquisition, B&W's Percentage Interest would not exceed the Standstill Percentage less the percentage of Voting Power (calculated as of the date of disposition) associated with any Equity Securities disposed of by any Investor Party (other than to another Investor Party) following the date of this Agreement;

            (b) if, during the Standstill Period, Reynolds American becomes the subject of a Third Party Offer, Reynolds American shall promptly, and in any event within two business days, deliver written notice to B&W to such effect, which notice shall to the extent known by Reynolds American set forth the percentage of Voting Power or assets that the third party is seeking to acquire pursuant to the Third Party Offer, and the Investor Parties shall have the right to make a B&W Counteroffer to the Board of Directors in response to such Third Party Offer. If Reynolds American accepts any such B&W Counteroffer, the Investor Parties may acquire Equity Securities in accordance with the terms of such B&W Counteroffer. If Reynolds American rejects any such B&W Counteroffer and enters into an agreement with a third party (other than the Investor Parties) with respect to a Significant Transaction or a third party (other than the Investor Parties) initiates a tender offer or exchange offer that would constitute a Significant Transaction, the Investor Parties may make and consummate a public proposal constituting a B&W Counteroffer (including by way of a tender offer or exchange offer). Notwithstanding the foregoing, an Investor Party's right to make any B&W Counteroffer and to acquire additional Equity Securities pursuant to this clause (b) is subject to the condition that the Investor Directors recuse themselves from any and all consideration by the Board of Directors or any committee thereof of a Third Party Offer or a B&W Counteroffer; and

            (c) during the Standstill Period, the Investor Parties shall be permitted to make requests to the Board of Directors to amend or waive any of the limitations set forth in Section 4.01 or 4.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by the Investor Parties and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by Reynolds American.

                      ARTICLE V. Transfer of Common Stock

            SECTION 5.01. Limitation on Transfer of Common Stock. (a) During the term of this Agreement, any sale, transfer or other disposition of shares of Common Stock by the Investor Parties shall be subject to the following limitations:

            (i) no shares of Common Stock may be sold, transferred or otherwise disposed of, directly or indirectly, to any Person or 13D Group, if, after giving effect to such sale, transfer or other disposition such Person or 13D Group would, to B&W's knowledge, beneficially own, or have the right to acquire, 7.5% or more of the Voting Power of all Voting Stock, except in connection with a tender offer or exchange offer for Common Stock (provided that the Board of Directors has not recommended to its shareholders that such tender offer or exchange offer be rejected); and

            (ii) none of the Investor Parties will, in any six-month period, sell, transfer or otherwise dispose of, directly or indirectly, Common Stock representing in the aggregate more than 5% of the Voting Power of all Voting Stock without first obtaining the consent of a majority of the Other Directors, except in connection with a tender offer or exchange offer for Common Stock (provided that the Board of Directors has not recommended to its shareholders that such tender offer or exchange offer be rejected).

            (b) Notwithstanding any of the foregoing, B&W may at any time transfer any or all of its shares of Common Stock to any Investor Party, and any such transferee may make similar transfers; provided, however, that (x) any such transferee shall agree to be bound by the terms of this Agreement and (y) for purposes of calculating any ownership threshold applicable to B&W and/or its affiliates under this Agreement, all shares of Common Stock held by B&W and any permitted transferee under this Section 5.01(b) shall be taken into account.

            (c) Reynolds American may place appropriate legends on the certificates representing Common Stock held by the Investor Parties setting forth the restrictions referred to above and any restrictions appropriate for compliance with U.S. federal securities laws. Reynolds American will promptly issue replacement certificates to the Investor Parties, upon request, in order to permit the Investor Parties to engage in sales, transfers and other dispositions that are not restricted hereunder or under U.S. federal securities laws. Purported transfers of shares of Common Stock that are not in compliance with this Article V shall be void.

                           ARTICLE VI. Miscellaneous

            SECTION 6.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to BAT, to

                  Globe House
                  4 Temple Place
                  London WC2R 2PG United Kingdom
                  Fax: 44 207 845 2189

                  Attention: General Counsel

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  825 Eighth Avenue
                  New York, NY 10019
                  Fax: 212-474-3700
                  Phone: 212-474-1000

                  Attention:  Philip A. Gelston, Esq.
                              Sarkis Jebejian, Esq.

            (b)   if to B&W, to

                  401 South 4th Avenue
                  Louisville, KY  40232
                  Fax: (502) 217-7297

                  Attention: General Counsel

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  825 Eighth Avenue
                  New York, NY 10019
                  Fax: 212-474-3700
                  Phone: 212-474-1000

                  Attention:  Philip A. Gelston, Esq.
                              Sarkis Jebejian, Esq.

            (c)   if to Reynolds American, to

                  401 North Main Street
                  Winston-Salem, NC  27102-2990

                  Fax: (336) 741-2998

                  Attention: General Counsel

                  with a copy to:

                  Jones Day
                  222 East 41st Street
                  New York, NY 10017
                  Fax: 212-755-7306
                  Phone: 212-326-3939

                  Attention: Jere R. Thomson, Esq.

            SECTION 6.02. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no such amendment or waiver by Reynolds American shall be effective without the approval of a majority of the Other Directors (except for amendments or waivers that are administrative in nature or that do not materially adversely affect the rights of the Unaffiliated Equity Holders, which amendments and waivers shall only require the approval of a majority of the Directors).

            (b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

            SECTION 6.03. Interpretation. When a reference is made in this Agreement to a Section, Subsection or Exhibit, such reference shall be to a Section or Subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

            SECTION 6.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 6.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 6.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction

Agreements constitute the entire agreement, and supercede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and are not intended to confer upon any Person other than the parties any rights or remedies.

            SECTION 6.07. Governing Law. Except to the extent specifically required by the North Carolina Business Corporation Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of the State of Delaware shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the North Carolina Business Corporation Act is specifically required by such act to govern the interpretation of this Agreement.

            SECTION 6.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto, except that B&W may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to BAT or any of its Subsidiaries that agrees in writing to be bound by the provisions hereof. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 6.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any Transaction, (d) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Federal court sitting in the State of Delaware or Chancery Court of the State of Delaware, (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction and (f) agrees that this Agreement involves at least $100,000 and has been entered into by the parties in express reliance upon 6 Del. C. Section 2708. Without limiting the agreement of the parties set forth in this Section 6.11, in the event that any dispute arising under this Agreement is subject to, or adjudicated by, the courts of the State of North Carolina, the parties agree that any such dispute will be adjudicated by the North Carolina Business Court (with any references in this Section 6.09 to Delaware courts being deemed to be references to North Carolina courts and any references in this Section 6.09 to the Chancery Court of the State of Delaware being deemed to be references to the North Caroline Business Court).

            SECTION 6.10. Effectiveness. This Agreement shall become effective upon the execution of this Agreement.

            SECTION 6.11. Termination.

            (a) Automatic Termination. This Agreement shall automatically terminate at such time that (i) B&W's Percentage Interest equals 100% or is less than 15% or (ii) any Person or 13D Group (other than the Investor Parties or any Person participating in a 13D Group with the Investor Parties) beneficially owns or controls Voting

Stock representing more than 50% of the Voting Power of all Voting Stock.

            (b) Termination by BAT and B&W. BAT and B&W shall be entitled to terminate this Agreement in the event that (i) (A) Reynolds American, the Board of Directors or any committee of the Board of Directors takes any action, or fails to take appropriate action, which action, or failure to take action, would have resulted in a material breach of any of the Board Provisions but for the fiduciary duty exception set forth in Section 2.08 or (B) an Approval Termination Event occurs or (ii) the number of Investor Directors serving on the Board of Directors at any time is less than the number of Investor Directors to which B&W is entitled at such time pursuant to Section 2.01 (provided B&W has complied in all material respects and in good faith with the requirements set forth in this Agreement regarding the nomination of, and voting for, directors), in the case of clauses (i) and (ii) subject to notice from B&W and the expiration of a 45-day period in which to cure such action or failure to act (if such action or failure to act is capable of being cured).

            (c) Termination of Obligations. BAT and B&W shall be entitled to terminate Articles IV and V and Sections 2.01(g) and (h) and Sections 2.02(b) and (c), but the remainder of this Agreement shall continue until otherwise terminated pursuant to Section 6.11(a) or (b), in the event that the Board of Directors or Reynolds American willfully and deliberately fails to take appropriate action, which action, or failure to take action, results in a material breach of the Board Provisions, subject to notice from B&W and the expiration of a 45-day period in which to cure such breach or failure (if such breach or failure is capable of being cured). Reynolds American shall be entitled to terminate Article II (provided that Section 2.04(c) shall survive until the fifth anniversary of the date of this Agreement and Sections 2.01(g)(i) and (h) and 2.02(b) and (c) shall survive until otherwise terminated pursuant to Section 6.11(a)), but the remainder of this Agreement shall continue until otherwise terminated pursuant to Section 6.11(a), in the event that BAT or B&W willfully and deliberately takes any action, or fails to take appropriate action, which action, or failure to take action, results in a material breach of
Section 4.01 hereof

(subject to the exceptions set forth in Section 4.03), subject to notice from Reynolds American and the expiration of a 45-day period in which to cure such breach or failure (if such breach or failure is capable of being cured).

            (d) Survival. In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except (i)
Article III shall survive any such termination until the Investor Parties no longer hold Registrable Securities, (ii) Section 2.04(c) shall survive until the fifth anniversary of the date of this Agreement and (iii) Articles I and VI shall survive any such termination indefinitely. Nothing in this Section 6.11 will be deemed to release any party from any liability for any wilful and material breach of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

            SECTION 6.12. Confidentiality. (a) Each of BAT and B&W agree to maintain, and they shall cause each of their respective Subsidiaries, directors, officers, employees and other representatives (including any Investor Director) to maintain, the confidentiality of all material non-public information obtained by the Investor Parties from Reynolds American or any of its Subsidiaries or their respective directors, officers, employees or agents, and not to use such information for any purpose other (i) than the evaluation and protection of the investment by the Investor Parties in Reynolds American, (ii) the exercise by the Investor Parties of any of their respective rights under this Agreement and
(iii) the exercise by the Investor Directors of their fiduciary duties as Directors of Reynolds American.

            (b) Notwithstanding the foregoing, the confidentiality obligations of Section 6.12(a) will not apply to information obtained other than in violation of this Agreement:

            (i) which any of Investor Parties or any of their officers, employees, representatives, consultants or advisors is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the New York Stock Exchange, the UK Listing Authority and the UK Panel on Takeovers and Mergers); provided, however, that, where and to the extent practicable, the disclosing party
      (A) gives the other party reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperates with such party in attempting to obtain such protective measures;

            (ii) which becomes available to the public other than as a result of a breach of Section 6.12(a); or

            (iii) which has been provided to any of the Investor Parties or any of their officers, employees, representatives, consultants or advisors by a third party who obtained such information other than from any such Person or other than as a result of a breach of Section 6.12(a).

            (c) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that
(i) this provision shall not permit disclosure until the earliest of (A) the date of the public announcement of discussions relating to the transaction, (B) the date of the public announcement of the transaction or (C) the date of the execution of an agreement (with or without conditions) to enter into the transaction, (ii) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (iii) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the

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transactions contemplated by this Agreement) regarding the tax treatment or tax structure of the transactions contemplated by this Agreement.

            SECTION 6.13. Acknowledgment of Securities Laws. Each of BAT and B&W hereby acknowledges that it is aware, and that it will advise its representatives who are informed as to the material non-public information that is the subject of Section 6.12, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

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

            IN WITNESS WHEREOF, the parties hereto have executed this Governance Agreement as of the day and year first above written.

                                   BRITISH AMERICAN TOBACCO P.L.C.

                                   By Roger H. Lomax
                                      ------------------------------------------
                                      Name: Roger H. Lomax
                                      Title: Attorney-in-Fact

                                   BROWN & WILLIAMSON TOBACCO CORPORATION

                                   By Timothy J. Hazlett
                                      ------------------------------------------
                                      Name: Timothy J. Hazlett
                                      Title: Vice President and Secretary

                                   REYNOLDS AMERICAN INC.

                                   By Charles A. Blixt
                                      ------------------------------------------
                                      Name: Charles A. Blixt
                                      Title: Executive Vice President and
                                             General Counsel



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